Exhibit 23
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement No. 33-88946 on Form S-8 of Penford Corporation of our report dated February 20, 2007 with respect to the financial statements and supplemental schedules of the Penford Corporation Savings and Stock Ownership Plan, which appears in this Form 11-K.

February 20, 2007	/s/ Ehrhardt Keefe Steiner & Hottman PC
Denver, Colorado	EHRHARDT KEEFE STEINER & HOTTMAN PC